                                                                    EXHIBIT 99.1

FOR MORE INFORMATION, PLEASE CONTACT:

Alan Lindstrom
Investors and Shareholders
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com

Adolph Hunter
Media and Industry Analysts
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com

CADENCE REPORTS SOLID THIRD QUARTER RESULTS

     SAN JOSE, Calif., Oct. 20, 2004 -- Cadence Design Systems, Inc. (NYSE: CDN) (Nasdaq: CDN) today announced total revenue for the third quarter of 2004 of $302 million compared to $269 million in the same period last year. On a GAAP basis, Cadence recognized net income of $20 million, or $0.07 per share in the third quarter of 2004, compared to a net loss of $14 million, or $0.05 per share in the same period last year.

     In addition to using GAAP results in evaluating Cadence's business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes, as applicable, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges and equity in losses (income) from investments. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability. See "GAAP to non-GAAP Reconciliation" below for further information on our non-GAAP measure. Using this non-GAAP measure, earnings in the third quarter were $52 million, or $0.19 per share, on a fully diluted basis as compared to $34 million, or $0.12 per share, on a fully diluted basis, in the same period last year.

     "Cadence once again executed to plan, delivering consistent performance in an environment that remains challenging," said Michael J. Fister, Cadence President and CEO. "By partnering with our customers to help them tackle their biggest design challenges, we continue to gain traction with our world-class technology."

BUSINESS HIGHLIGHTS OF Q3 2004

     Cadence continued its advance in the digital IC design space. Cadence(R) Encounter(TM) 4.1, introduced last quarter, has been adopted by more than half the company's digital customers. AMI Semiconductor chose Encounter over a competitor's offerings because of the ease of integrating digital and analog design through a common database. NEC Electronics agreed to adopt Encounter 4.1 and the Cadence Virtuoso(R) custom design platform.

     The Cadence Palladium(R) accelerator/emulator, an integral component in the Incisive(TM) functional verification platform, has replaced competitors' offerings at a number of companies, including ATI and Broadcom.

     "Our customers are increasingly receptive to the technology and customer-centric philosophy Cadence brings to the table," Fister said. "Our successes this past quarter have been driven by our broad product mix, deep partnerships and an outstanding global employee base passionate about customer success."

THE FOLLOWING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS DO NOT INCLUDE THE IMPACT OF ANY MERGERS, ACQUISITIONS OR OTHER BUSINESS COMBINATIONS THAT MAY BE COMPLETED AFTER OCTOBER 20, 2004.

BUSINESS OUTLOOK

     In August 2003, Cadence issued $420 million of senior notes convertible into common stock. Subsequent to the issuance of the notes the Emerging Issues Task Force (or EITF) reached a consensus on Issue No. 04-08 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share". This consensus, which is expected to be effective during the fourth quarter of 2004, will require Cadence to include in the calculation of its fully diluted earnings per share an additional 26.8 million shares of its common stock. Therefore, earnings per share on a fully diluted basis as presented in this Outlook include the expected impact of EITF 04-08.

     For the fourth quarter of 2004, the company expects total revenue in the range of $335 million to $345 million. Fourth quarter GAAP earnings per fully diluted share are expected to be in the range of $0.16 to $0.18, including a $0.02 reduction for the impact of EITF 04-08. Diluted earnings per share using our non-GAAP measure defined below are expected to be in the range of $0.24 to $0.26, including a $0.03 reduction for the impact of EITF 04-08.

     For the full year 2004, the company expects total revenue in the range of $1.190 billion to $1.200 billion. On a GAAP basis, we expect net income per fully diluted share for fiscal 2004 in the range of $0.21 to $0.23, including a $0.02 reduction for the impact of EITF 04-08. Using our non-GAAP measure defined below, we expect fully diluted earnings per share for fiscal 2004 to be in the range of $0.63 to $0.65, including a $0.07 reduction for the impact of EITF 04-08.

     A schedule showing a reconciliation of the business outlook from GAAP net income (loss) and diluted net income (loss) per share to our non-GAAP net income and diluted net income per share, as well as a reconciliation showing the effect of EITF 04-08, is included with this release.

AUDIO WEBCAST SCHEDULED

     Cadence Design Systems, Inc.'s H. Raymond Bingham, Executive Chairman of the Board, Michael J. Fister, President and Chief Executive Officer, and William Porter, Chief Financial Officer, will host a third quarter Financial Results audio webcast today, October 20, 2004, at 2:00 p.m. (Pacific) / 5:00 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 20, 2004 at 5:00 p.m. Pacific time and ending at 5:00 p.m. Pacific time on October 27, 2004. Webcast access is available at www.cadence.com/company/investor_relations.

ABOUT CADENCE

     Cadence is the world's largest supplier of electronic design technologies and engineering services. Cadence products and services are used to accelerate and manage the design of semiconductors, computer systems, networking equipment, telecommunications equipment, consumer electronics, and other electronics-based products. With approximately 4,850 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and trades on both the New York Stock Exchange and the NASDAQ National Market under the symbol CDN. More information is available at www.cadence.com.


     Cadence, the Cadence logo, Virtuoso and Palladium are registered trademarks and Encounter and Incisive are trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.


THE STATEMENTS CONTAINED ABOVE REGARDING THE COMPANY'S THIRD QUARTER 2004 RESULTS, THOSE CONTAINED IN THE BUSINESS OUTLOOK SECTION ABOVE AND THE STATEMENTS BY MICHAEL J. FISTER INCLUDE FORWARD LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS OR BELIEFS, AS WELL AS A NUMBER OF PRELIMINARY ASSUMPTIONS ABOUT FUTURE EVENTS THAT ARE SUBJECT TO FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF FUTURE PERFORMANCE AND ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE CADENCE'S CONTROL, INCLUDING, AMONG OTHERS: CADENCE'S ABILITY TO COMPETE SUCCESSFULLY IN THE DESIGN AUTOMATION PRODUCT AND THE COMMERCIAL ELECTRONIC DESIGN AND METHODOLOGY SERVICES INDUSTRIES; THE MIX OF PRODUCTS AND SERVICES SOLD AND THE TIMING OF SIGNIFICANT ORDERS FOR ITS PRODUCTS; ECONOMIC UNCERTAINTY; FLUCTUATIONS IN RATES OF EXCHANGE BETWEEN THE U.S. DOLLAR AND THE CURRENCIES OF OTHER COUNTRIES IN WHICH CADENCE DOES BUSINESS; AND THE ACQUISITION OF OTHER COMPANIES OR THE FAILURE TO SUCCESSFULLY INTEGRATE THOSE IT ACQUIRES.

FOR A DETAILED DISCUSSION OF THESE AND OTHER CAUTIONARY STATEMENTS, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE INCLUDE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 3, 2004 AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JULY 3, 2004.


GAAP TO NON-GAAP RECONCILIATION

     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges) and equity in losses (income) from investments. Intangible assets consist primarily of purchased technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability.

     Management believes it is useful in measuring Cadence's operations to exclude amortization of intangibles, deferred stock compensation, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. Management believes that it also is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past three years. As a result, in 2001, 2002 and 2003, Cadence's GAAP statements of operations have included significant charges relating to such restructurings. Cadence believes that in measuring its operations it is useful to exclude such restructuring costs because the company's level of restructuring activities is expected to significantly decrease in the foreseeable future. Management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these costs are not part of the company's direct cost of operations. Rather, these are non-operating costs that are included in other income (expense) and are part of the company's investment activities.

     Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company's business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods shown below:

STATEMENT OF OPERATIONS RECONCILIATION                                 QUARTER ENDED
                                                               -----------------------------
                                                                                 RESTATED
                                                                OCTOBER 2,     SEPTEMBER 27,
                                                                  2004             2003
                                                               -----------     -------------
(IN THOUSANDS)
Net income (loss) on a GAAP basis                               $ 19,631        $(14,456)
     Amortization of intangible assets                            26,660          27,790
     Amortization of deferred stock compensation                   5,772          11,626
     Legal settlements                                              --           (14,500)
     Restructuring charges                                         1,036          62,874
     In-process research and development charges                   2,000           2,000
     Integration and other acquisition-related expenses              694            --
     Equity in losses from investments                             4,912           1,641
     Tax effect                                                   (9,194)        (43,277)
                                                                --------        --------
Net income on a non-GAAP basis                                  $ 51,511        $ 33,698
                                                                ========        ========


STATEMENT OF OPERATIONS RECONCILIATION PER SHARE                       QUARTER ENDED
                                                               -----------------------------
                                                                                 RESTATED
                                                                OCTOBER 2,     SEPTEMBER 27,
                                                                  2004             2003
                                                               -----------     -------------
 (IN THOUSANDS, EXCEPT PER SHARE DATA)
 Diluted net income (loss) per share on a GAAP basis           $   0.07         $  (0.05)
      Amortization of intangible assets                            0.10             0.10
      Amortization of deferred stock compensation                  0.02             0.04
      Legal settlements                                              --            (0.05)
      Restructuring charges                                          --             0.23
      In-process research and development charges                  0.01             0.01
      Integration and other acquisition-related expenses             --               --
      Equity in losses from investments                            0.02             0.01
      Tax effect                                                  (0.03)           (0.17)
                                                                --------        --------
 Diluted net income per share on a non-GAAP basis              $   0.19         $   0.12
                                                                ========        ========

Shares used in calculation of net (loss) -- GAAP                274,877          266,755
Shares used in calculation of net income  -- non-GAAP (A)       274,877          274,889

(A) Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

INVESTORS ARE ENCOURAGED TO LOOK AT GAAP RESULTS AS THE BEST MEASURE OF FINANCIAL PERFORMANCE. FOR EXAMPLE, AMORTIZATION OF INTANGIBLES OR AMORTIZATION OF DEFERRED STOCK COMPENSATION OR IN-PROCESS TECHNOLOGY ARE IMPORTANT TO CONSIDER BECAUSE THEY MAY REPRESENT INITIAL EXPENDITURES THAT UNDER GAAP ARE REPORTED ACROSS FUTURE FISCAL PERIODS. LIKEWISE, DEFERRED STOCK COMPENSATION EXPENSE IS AN OBLIGATION OF THE COMPANY THAT SHOULD BE CONSIDERED. RESTRUCTURING CHARGES CAN BE TRIGGERED BY ACQUISITIONS OR PRODUCT ADJUSTMENTS AS WELL AS OVERALL COMPANY PERFORMANCE WITHIN A GIVEN BUSINESS ENVIRONMENT. ALL OF THESE METRICS ARE IMPORTANT TO FINANCIAL PERFORMANCE GENERALLY.

THOUGH CADENCE MANAGEMENT FINDS ITS NON-GAAP MEASURE USEFUL IN EVALUATING THE PERFORMANCE OF CADENCE'S BUSINESS, ITS RELIANCE ON THIS MEASURE IS LIMITED BECAUSE ITEMS EXCLUDED FROM SUCH MEASURES OFTEN HAVE A MATERIAL EFFECT ON CADENCE'S EARNINGS AND EARNINGS PER SHARE CALCULATED IN ACCORDANCE WITH GAAP. THEREFORE, CADENCE MANAGEMENT TYPICALLY USES ITS NON-GAAP EARNINGS AND EARNINGS PER SHARE MEASURES IN CONJUNCTION WITH GAAP EARNINGS AND EARNINGS PER SHARE MEASURES, TO ADDRESS THESE LIMITATIONS.

CADENCE BELIEVES THAT PRESENTING ITS NON-GAAP MEASURE OF EARNINGS AND EARNINGS PER SHARE PROVIDES INVESTORS WITH AN ADDITIONAL TOOL FOR EVALUATING THE PERFORMANCE OF THE COMPANY'S BUSINESS, WHICH MANAGEMENT USES IN ITS OWN EVALUATION OF PERFORMANCE, AND AN ADDITIONAL BASE LINE FOR ASSESSING THE FUTURE EARNINGS POTENTIAL OF THE COMPANY. WHILE THE GAAP RESULTS ARE MORE COMPLETE, THE COMPANY PREFERS TO ALLOW INVESTORS TO HAVE THIS SUPPLEMENTAL MEASURE SINCE, WITH RECONCILIATION TO GAAP, IT MAY PROVIDE ADDITIONAL INSIGHT INTO OUR FINANCIAL RESULTS.

CADENCE EXPECTS THAT ITS CORPORATE REPRESENTATIVES WILL MEET PRIVATELY DURING THE QUARTER WITH INVESTORS, THE MEDIA, INVESTMENT ANALYSTS AND OTHERS. AT THESE MEETINGS, CADENCE MAY REITERATE THE BUSINESS OUTLOOK PUBLISHED IN THIS PRESS RELEASE. AT THE SAME TIME, CADENCE WILL KEEP THIS PRESS RELEASE, INCLUDING THE OUTLOOK, PUBLICLY AVAILABLE ON ITS WEB SITE.

PRIOR TO THE START OF THE QUIET PERIOD (DESCRIBED BELOW), THE PUBLIC MAY CONTINUE TO RELY ON THE BUSINESS OUTLOOK CONTAINED HEREIN AS STILL BEING CADENCE'S CURRENT EXPECTATIONS ON MATTERS COVERED UNLESS CADENCE PUBLISHES A NOTICE STATING OTHERWISE.

BEGINNING DECEMBER 17, 2004, CADENCE WILL OBSERVE A "QUIET PERIOD" DURING WHICH THE BUSINESS OUTLOOK AS PROVIDED IN THIS PRESS RELEASE AND THE COMPANY'S MOST RECENT QUARTERLY REPORT ON FORM 10-Q NO LONGER CONSTITUTE THE COMPANY'S CURRENT EXPECTATIONS. DURING THE QUIET PERIOD, THE BUSINESS OUTLOOK IN THESE DOCUMENTS SHOULD BE CONSIDERED TO BE HISTORICAL, SPEAKING AS OF PRIOR TO THE QUIET PERIOD ONLY AND NOT SUBJECT TO UPDATE BY THE COMPANY. DURING THE QUIET PERIOD, CADENCE REPRESENTATIVES WILL NOT COMMENT ON CADENCE'S BUSINESS OUTLOOK OR ITS FINANCIAL RESULTS OR EXPECTATIONS. THE QUIET PERIOD WILL EXTEND UNTIL THE DAY WHEN CADENCE'S 2004 YEAR END EARNINGS RELEASE IS PUBLISHED, CURRENTLY SCHEDULED FOR JANUARY 26, 2005.




                                     # # #

                          CADENCE DESIGN SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                       OCTOBER 2, 2004 AND JANUARY 3, 2004
                                 (IN THOUSANDS)


                                                                     OCTOBER 2,          JANUARY 3,
                                                                        2004                2004
                                                                     ----------          ----------
                                                                     (UNAUDITED)
Current Assets:
     Cash and cash equivalents                                       $  423,557          $  384,525
     Short-term investments                                              28,943              33,898
     Receivables, net of allowance for doubtful accounts of
        $9,832 and $9,067, respectively                                 355,692             348,680
     Inventories                                                         20,293              16,926
     Prepaid expenses and other                                          67,725              58,212
                                                                     ----------          ----------
        Total current assets                                            896,210             842,241

Property, plant and equipment, net                                      394,723             403,847
Goodwill                                                                988,919             922,797
Acquired intangibles, net                                               218,869             237,508
Installment contract receivables, net                                    85,986             121,627
Other assets                                                            235,259             289,882
                                                                     ----------          ----------
Total Assets                                                         $2,819,966          $2,817,902
                                                                     ==========          ==========

Current Liabilities:
     Accounts payable and accrued liabilities                           244,820             243,450
     Current portion of deferred revenue                                250,559             238,478
                                                                     ----------          ----------
        Total current liabilities                                       495,379             481,928
                                                                     ----------          ----------

Long-term Liabilities:
     Long-term portion of deferred revenue                               18,019              16,287
     Convertible notes                                                  420,000             420,000
     Other long-term liabilities                                        292,490             327,406
                                                                     ----------          ----------
        Total long-term liabilities                                     730,509             763,693
                                                                     ----------          ----------

Stockholders' Equity                                                  1,594,078           1,572,281
                                                                     ----------          ----------
Total Liabilities and Stockholders' Equity                           $2,819,966          $2,817,902
                                                                     ==========          ==========

                          CADENCE DESIGN SYSTEMS, INC.
                 Condensed Consolidated Statements of Operations
  For the Quarters and Nine Months Ended October 2, 2004 and September 27, 2003
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                             QUARTERS ENDED              NINE MONTHS ENDED
                                                                       --------------------------   ---------------------------
                                                                       October 2,   September 27,   October 2,    September 27,
                                                                         2004           2003          2004            2003
                                                                       ---------    -------------   ---------     -------------
Revenue:
    Product                                                            $ 183,030      $ 151,962      $ 503,053      $ 461,194
    Services                                                              34,447         33,773        104,064        100,962
    Maintenance                                                           84,104         83,025        247,267        246,237
                                                                       ---------      ---------      ---------      ---------

       Total revenue                                                     301,581        268,760        854,384        808,393
                                                                       ---------      ---------      ---------      ---------
Costs and Expenses:
    Cost of product                                                       25,033         15,418         58,590         49,663
    Cost of services                                                      23,132         22,678         69,526         71,529
    Cost of maintenance                                                   12,643         13,266         39,813         43,399
    Marketing and sales                                                   76,736         80,758        238,131        246,993
    Research and development                                              85,300         84,179        263,541        257,677
    General and administrative                                            22,917         18,814         62,890         65,598
    Amortization of acquired intangibles                                  12,741         16,357         44,672         46,263
    Amortization of deferred stock compensation                            5,772         11,626         21,924         25,558
    Legal settlements                                                       --          (14,500)          --          (14,500)
    Restructuring and other charges                                        1,036         62,874          9,400         64,226
    Write-off of acquired in-process technology                            2,000          2,000          9,000          7,500
                                                                       ---------      ---------      ---------      ---------

       Total costs and expenses                                          267,310        313,470        817,487        863,906
                                                                       ---------      ---------      ---------      ---------

         Income (loss) from operations                                    34,271        (44,710)        36,897        (55,513)

    Interest expense                                                      (1,564)        (2,392)        (4,820)        (3,706)
    Other income (expense), net                                           (4,172)         1,208        (10,016)       (10,199)
                                                                       ---------      ---------      ---------      ---------

         Income (loss) before provision (benefit) for income taxes        28,535        (45,894)        22,061        (69,418)

    Provision (benefit) for income taxes                                   8,904        (31,438)         7,382        (36,620)
                                                                       ---------      ---------      ---------      ---------

         Net income (loss)                                             $  19,631      $ (14,456)     $  14,679      $ (32,798)
                                                                       =========      =========      =========      =========

Basic net income (loss) per share                                      $    0.07      $   (0.05)     $    0.05      $   (0.12)
                                                                       =========      =========      =========      =========

Diluted net income (loss) per share                                    $    0.07      $   (0.05)     $    0.05      $   (0.12)
                                                                       =========      =========      =========      =========

Weighted average common shares outstanding                               270,509        266,755        271,514        267,605
                                                                       =========      =========      =========      =========
Weighted average common and potential common shares
    outstanding - assuming dilution                                      274,877        266,755        280,050        267,605
                                                                       =========      =========      =========      =========

                          CADENCE DESIGN SYSTEMS, INC.
                 Condensed Consolidated Statements of Cash Flows
        For the Nine Months Ended October 2, 2004 and September 27, 2003
                                 (In thousands)
                                   (Unaudited)

                                                                                         NINE MONTHS ENDED
                                                                                   ------------------------------
                                                                                    OCTOBER 2,       SEPTEMBER 27,
                                                                                      2004              2003
                                                                                    ---------        ------------
Cash and Cash Equivalents at Beginning of Period                                    $ 384,525           $ 371,327
                                                                                    ---------           ---------
Cash Flows from Operating Activities:
   Net Income (loss)                                                                   14,679             (32,798)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization                                                   138,510             143,347
      Amortization of deferred stock compensation                                      23,078              25,558
      Equity in loss from investments, net                                             16,867               7,059
      Gain on sale of investments                                                      (7,297)               --
      Write-off of investment securities                                                3,028               4,785
      Write-off of acquired in-process technology                                       9,000               7,500
      Non-cash restructuring and other charges                                           --                19,035
      Proceeds from sale of receivables                                                15,198              33,661
      Provisions for losses on trade accounts receivable and sales returns              2,168              16,598
      Other non-cash items                                                              1,008               3,309
      Changes in operating assets and liabilities, net of effect of acquired and disposed businesses:
         Receivables                                                                    6,411              69,414
         Inventories                                                                   (3,367)             (5,527)
         Prepaid expenses and other                                                    (4,470)            (11,357)
         Installment contract receivables                                               6,514             (74,949)
         Other assets                                                                   8,301              20,842
         Accounts payable and accrued liabilities                                     (24,700)            (74,741)
         Deferred revenue                                                              13,295             (19,668)
         Other long-term liabilities                                                   15,721             (21,102)
                                                                                    ---------           ---------
            Net cash provided by operating activities                                 233,944             110,966
                                                                                    ---------           ---------
Cash Flows from Investing Activities:
  Proceeds from sale and maturities of short-term investments -
    available-for-sale                                                                  3,557                --
  Proceeds from the sale of long-term investments                                       6,942                --
  Proceeds from sale of equipment                                                       3,625               9,147
  Purchases of property, plant and equipment                                          (46,788)            (54,998)
  Purchases of software licenses                                                         (757)             (2,282)
  Investment in venture capital partnerships and equity investments                   (17,353)            (34,341)
  Net cash paid  in business combinations                                            (115,170)           (140,854)
                                                                                    ---------           ---------
           Net cash used for investing activities                                    (165,944)           (223,328)
                                                                                    ---------           ---------
Cash Flows from Financing Activities:
  Proceeds from credit facility                                                          --                45,000
  Principal payments on credit facility and capital leases                               (354)            (98,424)
  Proceeds from issuance of convertible notes                                            --               420,000
  Payment of convertible notes issuance costs                                          (1,920)            (11,463)
  Proceeds from sale of common stock warrants                                            --                56,441
  Purchase of call options                                                               --              (134,637)
  Proceeds from issuance of common stock                                               65,842              54,323
  Purchases of treasury stock                                                         (94,103)           (210,952)
                                                                                    ---------           ---------
           Net cash provided by (used for) financing activities                       (30,535)            120,288
                                                                                    ---------           ---------
Effect of exchange rate changes on cash                                                 1,567              14,950
                                                                                    ---------           ---------
Net increase in cash and cash equivalents                                              39,032              22,876
                                                                                    ---------           ---------
Cash and Cash Equivalents at End of Period                                          $ 423,557           $ 394,203
                                                                                    =========           =========

                          CADENCE DESIGN SYSTEMS, INC.
                             As of October 20, 2004
 Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income per Share
                                   (Unaudited)


                                                              QUARTER ENDED        YEAR ENDED
                                                             January 1, 2005     January 1, 2005
                                                             ---------------     ---------------
                                                                Forecast            Forecast
                                                             ---------------     ---------------
Diluted net income per share on a GAAP basis                  $0.18 to $0.20      $0.23 to $0.25

    Amortization of intangible assets                             0.09                0.37
    Amortization of deferred stock compensation                   0.02                0.11
    Restructuring charges                                           -                 0.03
    In-process research and development charges                     -                 0.03
    Integration and other acquisition-related expenses              -                 0.01
    Equity in losses from investments                             0.01                0.08
    Tax effect                                                   (0.03)              (0.16)
                                                             ---------------     ---------------
Diluted net income per share on a non-GAAP basis
    not including dilutive effect of convertible notes        $0.27 to $0.29      $0.70 to $0.72

Expected dilutive effect of convertible notes on net income
    per share *                                                   (0.03)              (0.07)
                                                             ---------------     ---------------
Diluted net income per share on a non-GAAP basis
    including dilutive effect of convertible notes            $0.24 to $0.26      $0.63 to $0.65
                                                             ===============     ===============

* Expected impact of Emerging Issues Task Force No. 04-08 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share" effective for periods ending after December 15, 2004.


                          Cadence Design Systems, Inc.
                             As of October 20, 2004
          Impact of Non-GAAP Adjustments on Forward Looking Net Income
                                   (Unaudited)


                                                              QUARTER ENDED        YEAR ENDED
                                                             January 1, 2005     January 1, 2005
                                                             ---------------     ---------------
($ IN MILLIONS)                                                 Forecast            Forecast
                                                             ---------------     ---------------

Net income on a GAAP basis                                      $49 to $54          $64 to $69

    Amortization of intangible assets                              24                  103
    Amortization of deferred stock compensation                     7                   29
    Restructuring charges                                           -                    9
    In-process research and development charges                     -                    9
    Integration and other acquisition-related expenses              1                    3
    Equity in losses from investments                               2                   21
    Tax effect                                                     (8)                 (43)
                                                             ---------------     ---------------
Net income on a non-GAAP basis                                  $75 to $80         $195 to $200
                                                             ===============     ===============

                          CADENCE DESIGN SYSTEMS, INC.
                                   (UNAUDITED)


REVENUE MIX BY GEOGRAPHY (% OF TOTAL REVENUE)

                                                     2003                                       2004
                                -----------------------------------------------      -----------------------------
GEOGRAPHY                        Q1        Q2        Q3        Q4         Year        Q1          Q2          Q3
---------                       -----------------------------------------------      -----------------------------
North America                    55%       54%       59%       64%         58%        53%         57%         56%
Europe                           17%       15%       19%       16%         17%        16%         19%         20%
Japan                            20%       22%       13%       13%         17%        22%         14%         15%
Asia                              8%        9%        9%        7%          8%         9%         10%          9%
TOTAL                           100%      100%      100%      100%        100%       100%        100%        100%



REVENUE MIX BY PRODUCT GROUP (% OF TOTAL REVENUE)

                                                     2003                                       2004
                                -----------------------------------------------      -----------------------------
PRODUCT GROUP                    Q1        Q2        Q3        Q4         Year        Q1          Q2          Q3
-------------                   -----------------------------------------------      -----------------------------
Functional Verification          20%       18%       18%       20%         19%        20%         20%         18%
Digital IC Design                24%       22%       27%       20%         23%        25%         21%         24%
Custom IC Design                 27%       28%       27%       27%         27%        27%         24%         27%
Design for Manufacturing          9%       10%        7%       13%         10%         6%          9%         12%
System Interconnect               8%        9%        8%       10%          9%        10%          9%          8%
Services & Other                 12%       13%       13%       10%         12%        12%         17%         11%
TOTAL                           100%      100%      100%      100%        100%       100%        100%        100%


Note: Product Group total revenue includes Product + Maintenance